P.O. BOX 738 - MARIETTA, OHIO - 45750	P.O. Box 1000 - COSCHOCTON, OHIO - 43812
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	NEWS RELEASE
April 4, 2014

Contacts:	Chuck W. Sulerzyski	W. Richard Baker
	President and CEO	Chairman
	Peoples Bancorp Inc.	Ohio Heritage Bancorp
	(740) 374-6163	(740) 622-8311

PEOPLES BANCORP TO EXPAND PRESENCE IN OHIO WITH THE ACQUISITION OF OHIO HERITAGE BANCORP, INC.
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Company”) (NASDAQ: PEBO), parent company of Peoples Bank, National Association (collectively with the Company, “Peoples”), and Ohio Heritage Bancorp, Inc. (“Ohio Heritage Bancorp”) (OTCQB: OHHB), the parent company of Coshocton, Ohio-based Ohio Heritage Bank, jointly announced today the signing of a definitive merger agreement. Under the agreement, Peoples will acquire Ohio Heritage Bancorp in a cash and stock transaction in which Ohio Heritage Bank will merge with and into Peoples.
Founded in 1995, Ohio Heritage Bank operates six full-service banking locations in Ohio: two in Coshocton and one each in Newark, Mount Vernon, Heath, and New Philadelphia. As of March 31, 2014, Ohio Heritage Bank had approximately $252 million in total assets, which included approximately $182 million in loans, and approximately $183 million in total deposits.
“We are pleased to be expanding our presence in Ohio and entering desirable new markets near major transportation routes,” said Chuck Sulerzyski, President and CEO of Peoples. “I have known Dick Baker for over a quarter century. I am honored to acquire an institution that he started and grew into the largest in Coshocton County. He and his team are quality bankers and we look forward to combining our talents which will be a benefit to the clients and communities currently being served by Ohio Heritage.”
Sulerzyski continued, “Peoples is large enough to provide the same products and services as the region’s large banks, but with a much higher degree of personalized service. For over 112 years, we have been a leader in community banking by providing a broad choice of financial products and services, state of the art technology, and local decision-making with familiar faces for our customers.”
Dick Baker, Chairman of Ohio Heritage Bancorp, added by saying, “We believe combining our company with Peoples will be very beneficial for our customers and community. Customers will gain access to many new products and services, including insurance, trust, and investments, plus a full suite of contemporary electronic services. At the same time, our legal lending limit will be much larger, which will help us to make larger investments in the local communities.”

Under the terms of the agreement, shareholders of Ohio Heritage Bancorp will receive merger consideration equal to $110.00 for each share of Ohio Heritage Bancorp common stock, consisting of $93.50 in the Company's common stock and $16.50 in cash. The exchange ratio for the stock component will be determined based on the Company’s volume weighted average closing stock price during the 20 consecutive trading days immediately preceding the closing of the transaction. This transaction is valued at approximately $37.6 million.
Peoples expects this transaction to be completed in the third quarter of 2014, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Ohio Heritage Bancorp. At that time, Ohio Heritage Bank’s offices will become branches of Peoples.
Based on this timing, Peoples expects the transaction to be neutral-to-slightly accretive to 2014 diluted earnings per common share. Starting in 2015, the earnings accretion is projected to range from $0.10 to $0.12 per diluted common share annually. Applying pro forma merger adjustments to the Company's December 31, 2013 reported balance sheet amounts, dilution to tangible book value per common share is estimated to be approximately 2%, inclusive of all restructuring charges, with an earnback period of approximately two years.
“Overall, this acquisition is a great strategic fit for our company and long-term growth plans. We believe it also is a low-risk opportunity that helps us achieve some of our strategic goals, such as improving our earning asset mix,” summarized Sulerzyski.
Dinsmore & Shohl LLP served as the Company’s legal counsel. Ohio Heritage Bancorp was advised by Morgan Law.co, Kegler Brown Hill & Ritter and GBQ Consulting LLC.
The Company also announced it intends to release results for the first quarter before the market opens on April 22, 2014, and conduct a facilitated conference call at 11:00 a.m. Eastern Daylight Saving Time on the same day. The conference call will consist of commentary from the Company’s management regarding results for the quarter, as well as the Company’s strategic outlook, including additional information regarding the Ohio Heritage Bancorp acquisition. The dial-in number for this call will be (800) 860-2442. A simultaneous webcast of the conference call audio (listen-only mode) and archived replay will be accessible online via the “Investor Relations” section of Peoples’ website. The audio replay will be available online for one year.

Important Information for Investors and Shareholders
This news release does not constitute an offer to sell or the solicitation of an offer to buy securities of the Company. The Company will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this news release with the Securities and Exchange Commission (“SEC”) to register the shares of the Company’s common stock to be issued to the shareholders of Ohio Heritage Bancorp. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of Ohio Heritage Bancorp in advance of a special meeting of shareholders that will be held to consider the proposed merger. OHIO HERITAGE BANCORP investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about the Company, OHIO HERITAGE BANCORP and the proposed transaction. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750, Attn.: Investor Relations.

About Peoples Bancorp Inc.:
Peoples Bancorp Inc. is a diversified financial services holding company with $2.1 billion in total assets, 49 sales offices and 47 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. Peoples' common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

About Ohio Heritage Bancorp:
Founded in 1995, The Coshocton Ohio based Ohio Heritage Bancorp is the parent company of Ohio Heritage Bank. Ohio Heritage Bank currently serves consumers, businesses, and local governments in 4 counties with full service banking centers operating in Coshocton, Newark, Heath, Mt. Vernon, and New Philadelphia.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the Company’s filings with the. As a result, actual results may differ materially from the forward-looking statements in this news release.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

END OF RELEASE